Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FIRST QUARTER 2022 RESULTS

Tampa, FL – May 9, 2022 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter 2022.

●	Shipping revenues for the first quarter 2022 were $104.0 million, an increase of $8.5 million from the fourth quarter 2021. Compared to the first quarter 2021, shipping revenues increased 28.0% from $81.3 million.

●	Net loss for the first quarter 2022 was $509 thousand, or $(0.01) per diluted share, compared with net loss of $3.7 million, or ($0.03) per diluted share, in the fourth quarter 2021. Net loss was $15.9 million, or $(0.18) per diluted share, for the first quarter 2021.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the first quarter 2022 were $93.9 million, an increase of $13.9 million from fourth quarter 2021. TCE revenues were up 43.4% compared to first quarter 2021.

●	First quarter 2022 Adjusted EBITDA(B), a non-GAAP measure, was $25.4 million, an increase of $8.8 million from the fourth quarter 2021. Adjusted EBITDA increased 309.2% from $6.2 million in the first quarter 2021.

●	Total cash(C) was $76.9 million as of March 31, 2022.

●	During the quarter, we returned two vessels to service from layup. We expect the two remaining vessels in layup to return to service during the second quarter of 2022.

Sam Norton, President and CEO, offered the following comments on the quarterly results announced today: “Operating activities during the quarter generated positive free cash flow after debt service and capital expenditures, with the quarter-to-quarter change in cash balances attributable to changes in working capital. For the fourth consecutive quarter, OSG has achieved better sequential TCE and EBITDA performance, evidence of continuing progress made towards restoring our business to a normalized and financially sustainable state. These results give us renewed confidence that the condition of our balance sheet and the opportunities inherent in an improving market environment will allow us to realize the latent potential of our long-term business strategy.”

Mr. Norton added, “Our last two vessels in layup are slated to return to service before the end of June giving us a full fleet of vessels in service for the first time in nearly two years. We continue to anticipate further improvement in all important financial metrics and a gradual build in available cash balances over the next several quarters as higher utilization at stronger time charter rates is realized by substantially all of our vessels in operation.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

First Quarter 2022 Results

Shipping revenues were $104.0 million for the first quarter of 2022, an increase of $8.5 million, or 8.9%, from the fourth quarter of 2021. TCE revenues increased $13.9 million, or 17.4%, from the fourth quarter to $93.9 million in the first quarter. The increases were primarily a result of (a) a 175-day decrease in layup days, as two vessels came out of layup in January 2022 and February 2022, respectively, (b) a 30-day decrease in scheduled drydocking and (c) five Military Sealift Command voyages, which were longer international voyages, during the first quarter of 2022 compared to one such voyage during the fourth quarter of 2021.

First quarter 2022 operating income was $7.7 million compared to the fourth quarter 2021 operating loss of $1.9 million.

Quarterly adjusted EBITDA increased to $25.4 million during the first quarter of 2022, an $8.8 million increase from the fourth quarter of 2021. The increase was driven by the increased revenues for the quarter.

In comparison to the first quarter of 2021, shipping revenues were up 28.0%. TCE revenues for the first quarter of 2022 were $93.9 million, an increase of $28.4 million, or 43.4%, compared with the first quarter of 2021. The increase primarily resulted from a 369-day decrease in layup days, as we had fewer vessels in layup during the first quarter of 2022 compared to the first quarter of 2021. During the first quarter of 2022, we had two vessels in layup for the full quarter and two additional vessels that came out of layup in January 2022 and late February 2022. During the first quarter of 2021, we had seven vessels in layup. Additionally, the increase in revenues resulted from five Military Sealift Command voyages, which were longer international voyages, during the first quarter of 2022 compared to no such voyages during the same period in 2021 and an increase in Delaware Bay lightering volumes. The increase was partially offset by one less MR tanker in our fleet, Overseas Gulf Coast, which was sold during the second quarter of 2021. We continued to see an increase in demand during the first quarter of 2022 and as a result, we expect our two remaining vessels in layup to return to service during the second quarter of 2022.

Operating income for the first quarter of 2022 was $7.7 million compared to operating loss of $15.8 million for the first quarter of 2021. Net loss for the first quarter of 2022 was $509 thousand, or $(0.01) per diluted share, compared with net loss of $15.9 million, or $(0.18) per diluted share, for the first quarter 2021.

Adjusted EBITDA was $25.4 million for the 2022 first quarter, an increase of $19.2 million compared with the first quarter of 2021, driven primarily by the increase in TCE revenues.

Conference Call

The Company will host a conference call to discuss its first quarter 2022 results at 9:30 a.m. Eastern Time (“ET”) on Monday, May 9, 2022.

To access the call, participants should dial (844) 200-6205 for U.S. and Canada callers and (929) 526-1599 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/.

An audio replay of the conference call will be available for one week starting at 11:30 a.m. ET on Monday, May 9, 2022 by dialing (866) 813-9403 for U.S. and Canada callers and (929) 458-6194 for international callers, and entering Access Code 892890.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates one Marshall Islands flagged MR tanker which trades internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, and such external events such as geopolitical conflicts such as the Russian/Ukraine conflict. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will continue to have, a profound impact on our workforce and many other aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$57,236	$63,788
Voyage charter revenues	46,763	17,485
	103,999	81,273

Operating Expenses:
Voyage expenses	10,074	15,760
Vessel expenses	40,798	31,807
Charter hire expenses	21,996	22,318
Depreciation and amortization	16,493	15,319
General and administrative	6,938	6,365
Loss on disposal of vessels and other property, including impairments, net	—	5,493
Total operating expenses	96,299	97,062
Operating income/(loss)	7,700	(15,789)
Other income, net	97	122
Income/(loss) before interest expense and income taxes	7,797	(15,667)
Interest expense	(8,365)	(6,370)
Loss before income taxes	(568)	(22,037)
Income tax benefit	59	6,169
Net loss	$(509)	$(15,868)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	90,856,688	90,111,701
Diluted - Class A	90,856,688	90,111,701
Per Share Amounts:
Basic and diluted net loss - Class A	$(0.01)	$(0.18)

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Consolidated Balance Sheets

($ in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$76,903	$83,253
Voyage receivables, including unbilled of $4,905 and $3,777, net of reserve for doubtful accounts	12,467	14,586
Income tax receivable	1,883	1,882
Other receivables	10,779	5,816
Inventories, prepaid expenses and other current assets	6,799	3,438
Total Current Assets	108,831	108,975
Vessels and other property, less accumulated depreciation	752,734	761,777
Deferred drydock expenditures, net	42,381	43,342
‘Total Vessels, Other Property and Deferred Drydock	795,115	805,119
Intangible assets, less accumulated amortization	21,467	22,617
Operating lease right-of-use assets, net	132,258	152,027
Other assets	26,864	26,991
Total Assets	$1,084,535	$1,115,729
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$45,995	$49,901
Current installments of long-term debt	22,592	22,225
Current portion of operating lease liabilities	93,552	100,010
Current portion of finance lease liabilities	4,001	4,000
Total Current Liabilities	166,140	176,136
Reserve for uncertain tax positions	181	179
Noncurrent operating lease liabilities	59,153	73,150
Noncurrent finance lease liabilities	18,388	18,998
Long-term debt	416,740	422,515
Deferred income taxes, net	63,656	63,744
Other liabilities	22,066	22,393
Total Liabilities	746,324	777,115
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 87,698,624 and 87,170,463 shares issued and outstanding)	877	872
Paid-in additional capital	594,667	594,386
Accumulated deficit	(260,096)	(259,587)
	335,448	335,671
Accumulated other comprehensive loss	2,763	2,943
Total Equity	338,211	338,614
Total Liabilities and Equity	$1,084,535	$1,115,729

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Consolidated Statements of Cash Flows

($ in thousands)

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(509)	$(15,868)
Items included in net income not affecting cash flows:
Depreciation and amortization	16,493	15,319
Loss on disposal of vessels and other property, including impairments, net	—	5,493
Amortization of debt discount and other deferred financing costs	274	557
Compensation relating to restricted stock awards and stock option grants	656	575
Deferred income tax benefit	(86)	(6,178)
Interest on finance lease liabilities	416	460
Non-cash operating lease expense	22,317	22,717
Payments for drydocking	(3,236)	(8,179)
Operating lease liabilities	(22,846)	(22,860)
Changes in operating assets and liabilities, net	(11,694)	(1,217)
Net cash provided by/(used in) operating activities	1,785	(9,181)
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(1,058)	(3,227)
Net cash used in investing activities	(1,058)	(3,227)
Cash Flows from Financing Activities:
Payments on debt	(5,420)	(9,616)
Tax withholding on share-based awards	(370)	(402)
Payments on principal portion of finance lease liabilities	(1,026)	(1,026)
Extinguishment of debt	—	(301)
Deferred financing costs paid for debt	(261)	(877)
Net cash used in financing activities	(7,077)	(12,222)
Net decrease in cash, cash equivalents and restricted cash	(6,350)	(24,630)
Cash, cash equivalents and restricted cash at beginning of period	83,253	69,819
Cash, cash equivalents and restricted cash at end of period	$76,903	$45,189

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following table provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2022 and the comparable period of 2021. Revenue days in the quarter ended March 31, 2022 totaled 1,763 compared with 1,473 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2022		2021
Three Months Ended March 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$57,368	$58,228	$24,467	$65,165
Revenue days	411	545	148	477
Non-Jones Act Handysize Product Carriers:
Average rate	$44,075	$17,469	$14,958	$7,044
Revenue days	180	90	180	177
ATBs:
Average rate	$—	$34,854	$—	$32,339
Revenue days	—	178	—	180
Lightering:
Average rate	$74,311	$—	$92,524	$—
Revenue days	90	—	73	—
Alaska (a):
Average rate	$—	$58,996	$—	$58,743
Revenue days	—	269	—	238

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of March 31, 2022, OSG’s operating fleet consisted of 24 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at March 31, 2022
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	11	16	760,493
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	12	12	24	1,677,981

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as one owned Marshall Island flagged non-Jones Act MR tanker trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended March 31,
	2022	2021
Time charter equivalent revenues	$93,925	$65,513
Add: Voyage expenses	10,074	15,760
Shipping revenues	$103,999	$81,273

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended March 31,
($ in thousands)	2022	2021
Niche market activities	$18,123	$13,142
Jones Act handysize tankers	1,458	(12,257)
ATBs	4,069	3,581
Alaska crude oil tankers	7,481	6,922
Vessel operating contribution	31,131	11,388
Depreciation and amortization	16,493	15,319
General and administrative	6,938	6,365
Loss on disposal of vessels and other property, including impairments, net	—	5,493
Operating income/(loss)	$7,700	$(15,789)

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
($ in thousands)	2022	2021
Net loss	$(509)	$(15,868)
Income tax benefit	(59)	(6,169)
Interest expense	8,365	6,370
Depreciation and amortization	16,493	15,319
EBITDA	24,290	(348)
Amortization classified in charter hire expenses	143	143
Interest expense classified in charter hire expenses	316	345
Loss on disposal of vessels and other property, including impairments, net	—	5,493
Non-cash stock based compensation expense	656	575
Adjusted EBITDA	$25,405	$6,208

(C) Total Cash

($ in thousands)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$76,836	$83,172
Restricted cash	67	81
Total cash	$76,903	$83,253

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